Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of MBIA Inc., which appears in MBIA Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2012.

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of:

(1)	Our report dated February 27, 2013 relating to the financial statements of National Public Finance Guarantee Corporation which is included in Exhibit 99.1 in MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Our report dated February 27, 2013, except as it relates to the disclosures in Note 19, as to which the date is August 20, 2013, relating to the financial statements of MBIA Insurance Corporation which appears in the MBIA Inc. Current Report on Form 8-K dated August 20, 2013.

/s/ PricewaterhouseCoopers LLP

New York, NY

August 20, 2013